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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock	6,325,000	$75.50	$477,537,500	$55,442.11

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and reflects the potential additional issuance of shares of common stock pursuant to an over-allotment option.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-158400

PROSPECTUS SUPPLEMENT

(To prospectus dated April 3, 2009)

5,500,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

        We are selling 5,500,000 shares of our common stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange under the symbol "ARE." On May 5, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $78.71 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-7.

	Per Share	Total
Public offering price	$75.50	$415,250,000
Underwriting discount	$3.11	$17,105,000
Proceeds, before expenses, to us	$72.39	$398,145,000

        In addition to the underwriting discount, the underwriters may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

        The underwriters may also purchase up to 825,000 additional shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of our common stock will be ready for delivery on or about May 11, 2011.

Goldman, Sachs & Co.

Barclays Capital	Citi	RBC Capital Markets

BB&T Capital Markets	BBVA	Cowen and Company	Credit Suisse	JMP Securities

Keefe, Bruyette & Woods	RBS	Scotia Capital	SMBC Nikko	SunTrust Robinson Humphrey

The date of this prospectus supplement is May 6, 2011.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:

  •
  negative worldwide economic, financial, and banking conditions;

  •
  worldwide economic recession, lack of confidence, and/or high structural unemployment;

  •
  financial, banking, and credit market conditions;

  •
  the seizure or illiquidity of credit markets;

  •
  our inability to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities;

  •
  our inability to comply with financial covenants in our debt agreements;

  •
  inflation or deflation;

  •
  prolonged period of stagnant growth;

  •
  increased interest rates and operating costs;

  •
  adverse economic or real estate developments in our markets;

  •
  our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development;

  •
  significant decreases in our active development, active redevelopment, or preconstruction activities resulting in significant increases in our interest, operating, and payroll expenses;

  •
  our failure to successfully operate or lease acquired properties;

  •
  the financial condition of our insurance carriers;

  •
  general and local economic conditions;

  •
  adverse developments concerning the life science industry and/or our life science client tenants;

  •
  the nature and extent of future competition;

  •
  decreased rental rates, increased vacancy rates, or failure to renew or replace expiring leases;

  •
  defaults on or non-renewal of leases by tenants;

  •
  availability of and our ability to attract and retain qualified personnel;

  •
  our failure to comply with laws or changes in law;

  •
  compliance with environmental laws;

ii

  •
  our failure to maintain our status as a real estate investment trust ("REIT");

  •
  certain ownership interests outside the United States may subject us to different or greater risks than those associated with our domestic operations; and

  •
  fluctuations in foreign currency exchange rates.

        This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus supplement and the other information contained in our publicly available filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

iii

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in our common stock. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "Company," "we," "us," and "our" refer to Alexandria Real Estate Equities, Inc. and its subsidiaries and "GAAP" refers to accounting principles generally accepted in the United States. Unless otherwise indicated, the information in this prospectus supplement is as of March 31, 2011 and assumes that the underwriters do not exercise the overallotment option described in "Underwriting."

Alexandria Real Estate Equities, Inc.

Overview

        We are a publicly traded REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space. We are the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies. Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of "clustering," with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

        As of March 31, 2011:

  •
  we had 168 properties aggregating 13.7 million rentable square feet, composed of approximately 12.4 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 479,751 rentable square feet undergoing active development;

  •
  our properties were located in leading life science markets, including: the San Diego and San Francisco areas of California; Greater Boston; New York City/New Jersey/Suburban Philadelphia; the Southeast; Suburban Washington, D.C.; Seattle, Washington; and International;

  •
  our operating properties were approximately 94% leased at an average annualized base rent per leased square foot of $33.90;

  •
  we had five ground-up development projects for approximately 479,751 rentable square feet of life science space. In addition, our asset base contains strategically located ground-up development opportunities for approximately 14.1 million developable square feet of life science laboratory space and embedded opportunities for a future permanent change of use to life science laboratory space through redevelopment aggregating approximately 1.4 million rentable square feet;

  •
  we had 456 leases with 372 tenants, with our largest single tenant, Novartis AG, accounting for 6.7% of our annualized base rent;

  •
  of our top 20 largest client tenants, 15 tenants, representing 37% of our total annualized base rent, have investment grade ratings or are prominent, creditworthy private research institutions; and

  •
  approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, common area, and other operating expenses (including increases thereto) in addition to base rent. Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 91% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Business Strategy

        We seek to maximize funds from operations ("FFO"), balance sheet liquidity and flexibility, and cash available for distribution to stockholders through the ownership, operation, management, selective acquisition, redevelopment and development of life science properties, as well as management of our balance sheet. In particular, we seek to maximize FFO, balance sheet liquidity and flexibility, and cash available for distribution by:

  •
  maintaining a strong, liquid, and flexible balance sheet;

  •
  maintaining strong and stable operating cash flows;

  •
  re-tenanting and re-leasing space at higher rental rates while minimizing tenant improvement costs;

  •
  maintaining solid occupancy as well as high lease rental rates;

  •
  realizing contractual rental rate escalations, which are currently provided for in approximately 91% of our leases (on a rentable square footage basis);

  •
  implementing effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures;

  •
  improving investment returns through leasing of vacant space and replacement of existing tenants with new tenants at higher rental rates;

  •
  achieving higher rental rates from existing tenants as existing leases expire;

  •
  selectively selling properties, including land parcels, to reduce outstanding debt and reinvest capital;

  •
  selectively acquiring high-quality life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  selectively redeveloping existing office, warehouse, shell space, or newly acquired properties into generic laboratory space that can be leased at higher rental rates in our target life science cluster markets; and

  •
  selectively developing properties in our target life science cluster markets.

        We continue to demonstrate the strength and durability of our core operations providing life science laboratory space to the broad and diverse life science industry. Our core operating results were solid for the three months ended March 31, 2011. We intend to continue to focus on the completion of our existing active redevelopment projects aggregating approximately 784,671 rentable square feet and our existing active development projects aggregating approximately an additional 479,751 rentable square feet. Additionally, we intend to continue with preconstruction activities for certain land parcels for future ground-up development in order to preserve and create value for these projects. These important preconstruction activities add significant value to our land for future ground-up development and are required for the ultimate vertical construction of the buildings. We also intend to be very careful and prudent with any future decisions to add new projects to our active ground-up developments. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space. We also intend to continue to reduce debt as a percentage of our overall capital structure over a multi-year period. During this period, we may also extend and/or refinance certain debt maturities. We expect the source of funds for construction activities and repayment of outstanding debt to be provided over several years by cash flows from operations, opportunistic sales of real estate, joint ventures, new secured or unsecured debt, and the issuance of additional equity securities, as appropriate. As of March 31, 2011, we identified one asset as "held for sale," which has been classified in discontinued operations.

First Quarter 2011 Highlights

        For the three months ended March 31, 2011, we:

  •
  executed 44 leases for 552,000 rentable square feet, including 76,000 rentable square feet of redevelopment and development space;

  •
  reported occupancy of operating properties at approximately 94%, and occupancy of operating and redevelopment properties at approximately 89% as of March 31, 2011;

  •
  repurchased approximately $96.1 million of our 3.70% unsecured senior convertible notes;

  •
  extended the maturity date and increased commitments on our unsecured credit facility from $1.9 billion to $2.25 billion;

  •
  closed on a new $250 million unsecured term loan;

  •
  completed the ground-up development of 1500 Owens Street in Mission Bay, San Francisco; and

  •
  acquired 4755 Nexus Center Drive, a newly and partially completed 41,710 rentable square foot development project located in University Town Center in the San Diego market (see additional discussion below under "Recent Developments.")

Recent Developments

Acquisitions

        During the three months ended March 31, 2011, we acquired 4755 Nexus Center Drive, a newly and partially completed development project located in University Town Center in the San Diego market, for approximately $7.4 million. The property is a vacant 41,710 rentable square foot building in shell condition for which we plan to complete the development. Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a stabilized yield on cost on a GAAP and cash basis for this property in the range of 9.0% to 9.5% and 8.0% to 8.5%, respectively. Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization ("Stabilized Yield").

        In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million. 409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023. 499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development. Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.

Current value-added projects

Active redevelopment and development projects

        A key component of our business model includes our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consists of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally ranges from $75 to $150 per square foot depending on the nature of the existing building improvements and laboratory design. As of March 31, 2011, we had 784,671 rentable square feet undergoing active redevelopment. Additionally, we anticipate several new redevelopment project starts in 2011 related to the conversion of non-laboratory space into laboratory space aggregating approximately 392,000 rentable square feet. Approximately 92% of these additional redevelopment projects are located in the Seattle, Washington, and Greater Boston markets. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. Over the past three quarters, we have announced two 100% pre-leased ground-up development projects. We anticipate spending approximately $116 million and $77 million on redevelopment and development projects, respectively, during the remaining nine months of 2011. We also have ongoing discussions with prospective tenants for pre-leasing of additional ground-up development projects related to our current land holdings. Accordingly, we may have additional construction spending related to future ground-up development projects.

Projects in India and China

        Projects in India and China primarily represent development opportunities and projects focused on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Estimated capital expenditures for remainder of 2011

        The following table summarizes our estimated capital expenditures, excluding capitalized interest, for the remainder of 2011 (in thousands). Our actual capital expenditures will ultimately depend on many factors, including construction and infrastructure requirements for each tenant and final lease negotiations, and may materially differ from these estimates.

Redevelopment	$116,000
Development	77,000
Projects in India and China	43,000

Current Value-Added Projects	236,000
Preconstruction	22,000
Other	19,000

Total Preconstruction and Other	41,000

Total(1)	$277,000

(1)
Excludes estimated capital expenditures for 499 Illinois Street, which was acquired in April 2011. We are preparing a detailed budget and timeline for construction expenditures. Disclosure of estimated 2011 spending for this project will be provided in our Form 10-Q for the second quarter of 2011.

Current Value-Added Projects

        Redevelopment capital expenditures for the remainder of 2011 represent estimated capital expenditures related to the rentable square feet undergoing active redevelopment as of March 31, 2011 and capital expenditures related to future redevelopment projects.

        Development capital expenditures for the remainder of 2011 primarily represent estimated capital expenditures related to rentable square feet undergoing active development as of March 31, 2011 and capital expenditures related to other development projects.

        Capital expenditures related to projects in India and China for the remainder of 2011 represent estimated capital expenditures related to development opportunities and projects focused on life science laboratory space for our current client tenants and other life science relationship entities in India and China.

Future Value-Added Projects — Preconstruction

        Approximately $20.8 million of the total estimated preconstruction capital expenditures for the remainder of 2011 relate to preconstruction activities at Alexandria CenterTM at Kendall Square. We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development and construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.

Other

        Other capital expenditures represents estimated capital expenditures for the remainder of 2011 related to property-related tenant improvements, recurring capital expenditures, and other project costs (excluding costs related to the redevelopment and development of a property). These amounts include payments for property-related capital expenditures and tenant improvements that are recoverable from our tenants. As of March 31, 2011, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as heavy-duty heating, ventilation, and air conditioning systems maintenance and/or replacement, roof replacement, and parking lot resurfacing). Capital expenditures fluctuate in any given period due to the nature, extent, and timing of improvements required and the extent to which they are recoverable from our tenants. In addition, we maintain an active preventative maintenance program at each of our properties to minimize capital expenditures.

RISK FACTORS

        An investment in our common stock involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled "Forward-Looking Statements," as well as the risks identified in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, which are incorporated herein by reference.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

General

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for federal income tax purposes. We are the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space. We are the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies. Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of "clustering," with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster. As of March 31, 2011, we had 168 properties aggregating 13.7 million rentable square feet, composed of approximately 12.4 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 479,751 rentable square feet undergoing active development. Our operating properties were approximately 94% leased as of March 31, 2011. Our primary sources of revenues are rental income and tenant recoveries from leases of our properties. The comparability of financial data from period to period is affected by the timing of our property acquisition, redevelopment, and development activities.

Business and Strategy

        We focus our property operations and investment activities principally in the following life science markets:

  •
  California — San Diego;

  •
  California — San Francisco;

  •
  Greater Boston;

  •
  New York City/New Jersey/Suburban Philadelphia;

  •
  Southeast;

  •
  Suburban Washington, D.C.;

  •
  Washington — Seattle; and

  •
  International.

        Each of these areas is an important market for the life science industry. To facilitate research and development, technology transfer, and recruitment of scientific professionals, life science industry companies generally cluster near major scientific research institutions, universities, and government agencies, all of which drive demand for life science properties suitable for such tenants. As a result, we focus our operations and acquisition activities principally in a limited number of target markets where we believe life science industry tenants tend to cluster.

        The multibillion dollar life science industry comprises thousands of public and private companies and scientific research institutions engaged principally in the research, development, testing, manufacture, sale, and regulation of pharmaceuticals, medical devices, laboratory instrumentation, and other related applications. Properties leased to tenants in the life science industry typically consist of buildings containing scientific research and development laboratories and other improvements that are generic to tenants operating in the life science industry. Unlike traditional office space, the location of and improvements to life science properties are generally considered essential to a tenant's business. We believe that as a result of these factors, occupancy levels in life science properties within our target life science markets generally have been higher, and tenant turnover has been lower, than in traditional office properties. The average occupancy rate of our operating properties as of December 31 of each year from 1998 to 2010, and March 31, 2011 was approximately 95.2%.

        We are led by a senior management team with extensive experience in both the real estate and life science industries and are supported by a highly experienced board of directors. Our management team includes Joel S. Marcus, who has served as Chairman of the Board of Directors since May 2007, Chief Executive Officer since March 1997, President since February 2009, and a director since the Company's inception in 1994 and has over 38 years of experience in the real estate and life science industries, as well as significant capital markets experience; Dean A. Shigenaga, who has served as Treasurer since March 2008, Senior Vice President since April 2007, and Chief Financial Officer since December 2004 and has over 18 years of experience in finance, accounting, treasury management, and real estate; Peter M. Moglia, who has served as Chief Investment Officer since January 2009 and in a number of other capacities with the Company since April 1998 and has over 20 years of experience in the real estate industry primarily in underwriting and financial analyses, structuring, and executing transactions, leasing, and asset management; Thomas J. Andrews, our Executive Vice President/Regional Market Director — Greater Boston, who has over 22 years of experience in the development, management, and leasing of life science space in Massachusetts and leads our acquisition, development, leasing, and management activities in the New England region; and Stephen A. Richardson, our Executive Vice President/Regional Market Director — San Francisco, who has over 28 years of experience in the real estate industry and has specialized for much of his career in the acquisition, management, and leasing of life science properties and is responsible for our San Francisco area life science real estate asset base including the Alexandria Center™ for Science and Technology at Mission Bay. Our team also includes James H. Richardson, our former President, current Director, and long-term consultant to the Company. Mr. Richardson has over 28 years of experience in the real estate industry, and has specialized for much of his career in the acquisition, management, and leasing of life science properties. Each of our regional offices is fully integrated into our overall business and led by regional market directors and support personnel.

        We seek to maximize FFO, balance sheet liquidity and flexibility, and cash available for distribution to stockholders through the ownership, operation, management, selective acquisition, redevelopment and development of life science properties, as well as management of our balance sheet. In particular, we seek to maximize FFO, balance sheet liquidity and flexibility, and cash available for distribution by:

  •
  maintaining a strong, liquid, and flexible balance sheet;

  •
  maintaining strong and stable operating cash flows;

  •
  re-tenanting and re-leasing space at higher rental rates while minimizing tenant improvement costs;

  •
  maintaining solid occupancy while also maintaining high lease rental rates;

  •
  realizing contractual rental rate escalations, which are currently provided for in approximately 91% of our leases (on a rentable square footage basis);

  •
  implementing effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures;

  •
  improving investment returns through leasing of vacant space and replacement of existing tenants with new tenants at higher rental rates;

  •
  achieving higher rental rates from existing tenants as existing leases expire;

  •
  selectively selling properties, including land parcels, to reduce outstanding debt;

  •
  selectively acquiring high-quality life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  selectively redeveloping existing office, warehouse, shell space, or newly acquired properties into generic laboratory space that can be leased at higher rental rates in our target life science cluster markets; and

  •
  selectively developing properties in our target life science cluster markets.

2011 Highlights

Acquisitions

        During the three months ended March 31, 2011, we acquired 4755 Nexus Center Drive, a newly and partially completed development project located in University Town Center in the San Diego market, for approximately $7.4 million. The property is a vacant 41,710 rentable square foot building in shell condition for which we plan to complete the development. Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 9.0% to 9.5% and 8.0% to 8.5%, respectively.

        In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million. 409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023. 499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development. Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.

Unsecured credit facility

        In January 2011, we entered into a third amendment (the "Third Amendment") to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the "Prior Credit Agreement," and as amended by the Third Amendment, the "Amended Credit Agreement"), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the credit facilities from $1.9 billion to $2.25 billion, consisting of a $1.5 billion unsecured line of credit (increased from $1.15 billion) and a $750 million unsecured term loan (together with the unsecured line of credit, the "Unsecured Credit Facility") and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.

Other financing activities

        In February 2011, we closed on a new $250 million unsecured term loan. The $250 million unsecured term loan bears interest at LIBOR or the specified base rate, plus in either case a margin specified in the loan agreement. The applicable margin for the LIBOR borrowings under the $250 million unsecured term loan was initially set at 2.0% at closing. The maturity date for the unsecured term loan is in February 2014, and may be extended for an additional 11 months at our sole discretion. The net proceeds from this loan were used to reduce outstanding borrowings on our Unsecured Credit Facility.

        During the three months ended March 31, 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of our 3.70% Unsecured Convertible Notes at an aggregate cash price of approximately $98.6 million. As a result of these repurchases, we recognized losses on early extinguishment of debt of approximately $2.5 million for the three months ended March 31, 2011.

Leasing

        For the three months ended March 31, 2011, we executed a total of 44 leases for approximately 552,000 rentable square feet at 30 different properties (excluding month-to-month leases). Of this total, approximately 334,000 rentable square feet related to new or renewal leases of previously leased space and approximately 218,000 rentable square feet related to developed, redeveloped, or previously vacant space. Of the 218,000 rentable square feet, approximately 76,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 142,000 rentable square feet related to previously vacant space. Rental rates for these new or renewal leases were on average approximately 1.6% higher on a GAAP basis than rental rates for expiring leases. Additionally, we granted tenant concessions/free rent averaging approximately one month with respect to the 552,000 rentable square feet leased during the three months ended March 31, 2011.

Current value-added projects

        The following table summarizes the components of our value-added rentable square footage that are currently active projects, as of March 31, 2011:

Markets	Active Redevelopment	Active Development	Projects in India and China	Total
California — San Diego	422,803	165,140	—	587,943
California — San Francisco	—	217,611	—	217,611
Greater Boston	210,660	—	—	210,660
Suburban Washington, D.C.	121,208	—	—	121,208
Other	30,000	97,000	1,028,000	1,155,000

Total	784,671	479,751	1,028,000	2,292,422

Active redevelopment projects

        As of March 31, 2011, we had approximately 784,671 rentable square feet undergoing redevelopment, as summarized in the table below:

	Redevelopment							Total Property
		Percentage(1)
Market/Property	RSF	Leased	Negotiated/ Committed	Mktg	Status	Placed into Redevelopment	Estimated In-Service Dates	RSF(2)
San Diego — Torrey Pines
11119 North Torrey Pines Road	81,816	—	—	100%	Design/Permitting	2010	2012	81,816
3530/3350 John Hopkins Court	89,923	—	61%	39%	Construction	2010	2012	89,923
San Diego — University Town Center
10300 Campus Point Drive	203,717	43%	—	57%	Design/Construction	2011	2012/2013	373,070
San Diego — Sorrento Mesa
6275 Nancy Ridge Drive	47,347	—	—	100%	Design	2011	2012/2013	47,347
Greater Boston — Cambridge/Inner Sub.
400 Technology Square(3)	17,114	—	—	100%	Design	2009	2012	194,776
215 First Street(3)	33,001	—	69%	31%	Construction	(4)	2011	366,669
500 Arsenal Street	47,500	100%	—	—	Design	2010	2011	92,500
Greater Boston — Rte 495/Worcester
20 Walkup Drive	113,045	—	—	100%	Construction	(5)	2011	113,045
Southeast — Research Triangle Park
6101 Quadrangle Drive	30,000	—	—	100%	Design	2010	2012	30,000
Sub. Washington, D.C. — Rockville
15010 Broschart Road	17,870	61%	—	39%	Construction	2010	2012	38,203
9800 Medical Center Drive	77,211	—	100%	—	Design/Permitting	2009	2012	225,096
Sub. Washington, D.C. — Gaithersburg
620 Professional Drive	26,127	—	—	100%	Design	2011	2012	26,127

	784,671	18%	20%	62%				1,678,572

(1)
The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.

(2)
The operating portion of the properties aggregating 893,901 rentable square feet, including vacancy aggregating approximately 95,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties.

(3)
Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment projects. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

(4)
Represents historical office building acquired with parcel included in overall Alexandria Center™ at Kendall Square. Remaining rentable square feet is undergoing conversion from office space to laboratory space.

(5)
Represents a former single-tenant building undergoing redevelopment.

        As of March 31, 2011, our estimated cost to complete was approximately $150 per rentable square foot, or $118 million in aggregate, for the 784,671 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment. We expect to incur the majority of these costs in 2011 and 2012. Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

Active development projects

        As of March 31, 2011, we had five ground-up development projects in the United States approximating 479,751 rentable square feet of life science laboratory space as summarized in the table below.

	Development											Total Property
											Operating
				Negotiating/ Committed
	Total	Leased				Marketing				Estimated Project Completion Date
									Building Description		Leased/ Occupied RSF
Market/Property	RSF	RSF	%	RSF	%	RSF	%	Leasing Status				RSF
San Diego — University Town Center
4755 Nexus Center Drive	41,710	—	—	—	—	41,710	100%	Marketing	Single or	2013	—	41,710
									Multi-tenant Bldg.
5200 Research Place	123,430	123,430	100%	—	—	—	—	100% Leased to	Single Tenant	2012	—	123,430
								Illumina, Inc.	Bldg.
San Francisco — Mission Bay
455 Mission Bay Boulevard	55,611	7,780	14%	38,141	69%	9,690	17%	Leased,	Multi-tenant	2011	154,389	210,000
								Negotiating,	Bldg. with
								and Marketing	4% Retail
San Francisco — South SF
400/450 East Jamie Court	162,000	54,603	34%	—	—	107,397	66%	Leased and	Two Bldgs.,	2011	—	162,000
								Marketing	Single or
									Multi-tenant
Southeast — Research Triangle Park
7 Triangle Drive	97,000	97,000	100%	—	—	—	—	100% Leased	Single Tenant	2011	—	97,000
								to Medicago Inc.	Bldg.

	479,751	282,813	59%	38,141	8%	158,391	33%				154,389	634,140

        As of March 31, 2011, our estimated cost to complete was approximately $170 per rentable square foot, or $82 million in aggregate, for the 479,751 rentable square feet undergoing ground-up development.

Active development projects in India and China

        Our business model also includes ground-up development projects in India and China. We have various projects aggregating 456,000 rentable square feet undergoing ground-up development in India. Additionally, we have one development parcel located in South China, where a two-building project aggregating 275,000 rentable square feet is under construction. Another development parcel is located in North China, where a two-building project aggregating 292,000 rentable square feet is under construction.

Future value-added projects

Land held for future development

        All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Land undergoing preconstruction activities (additional construction in progress ("CIP"))

        Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development, construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective with preconstruction is to advance efforts to reduce the time to deliver projects to prospective tenants. Project costs are capitalized as a cost of the project during periods activities necessary to prepare an asset for its intended use are in progress. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space. The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science — New York City.

Investment in unconsolidated real estate entity

        Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

Future redevelopment

        In addition to properties undergoing redevelopment, as of March 31, 2011, our asset base contained embedded opportunities for a future permanent change of use to life science laboratory space through redevelopment aggregating approximately 1.4 million rentable square feet. These spaces are currently classified in rental properties, net.

        The following table summarizes the components of our future value-added square footage as of March 31, 2011:

Markets	Land Held for Future Development	Land Undergoing Preconstruction Activities (additional CIP)	Total Land(1)	Investment in Unconsolidated Real Estate Entity	Future Redevelopment
California — San Diego	1,101,000	—	1,101,000	—	134,000
California — San Francisco/Mission Bay	290,000	—	290,000	—	—
California — San Francisco/So. San Francisco	1,051,000	144,000	1,195,000	—	65,000
Greater Boston	225,000	1,882,000	2,107,000	428,000	362,000
New York City	—	407,000	407,000	—	—
Suburban Washington, D.C.	1,035,000	—	1,035,000	—	466,000
Washington — Seattle	1,131,000	160,000	1,291,000	—	120,000
International	4,624,000	—	4,624,000	—	—
Other	631,000	—	631,000	—	258,000

Total	10,088,000	2,593,000	12,681,000	428,000	1,405,000

(1)
In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.1 million developable square feet. These parcels consist of: (1) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science — New York City related to an option under our ground lease; (2) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (3) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

Financing and Working Capital

        We expect to meet certain long-term liquidity requirements, such as for property acquisitions, redevelopment, development, and other construction projects, non-recurring capital improvements, tenant improvements, leasing costs, normal recurring expenses, and scheduled debt maturities, through net cash provided by operating activities, periodic asset sales, long-term secured and unsecured indebtedness, including borrowings under our unsecured line of credit, unsecured term loans, and the issuance of additional debt and/or equity securities.

        We expect to continue meeting our short-term liquidity and capital requirements, as further detailed in this section, generally through our working capital and net cash provided by operating activities. We believe that the net cash provided by operating activities will continue to be sufficient to enable us to make distributions necessary to continue qualifying as a REIT.

        Over the next several years, our balance sheet, capital structure, and liquidity objectives are as follows:

  •
  Reduce leverage as a percentage of total gross assets and improve the ratio of debt to earnings before interest, taxes, and depreciation and amortization;

  •
  Maintain diverse sources of capital including sources from net cash flows, unsecured debt, secured debt, selective asset sales, perpetual preferred stock, and common stock;

  •
  Reduce outstanding unsecured convertible debt;

  •
  Manage the amount of debt maturing in a single year;

  •
  Refinance outstanding variable rate debt with longer term fixed rate debt;

  •
  Maintain adequate liquidity from net cash provided by operating activities, cash and cash equivalents, and available borrowing capacity under our unsecured line of credit;

  •
  Maintain available borrowing capacity under our unsecured line of credit in excess of 50% of the total commitments of $1.5 billion, except temporarily as necessary to finance larger acquisitions;

  •
  Fund preferred stock and common stock dividends from net cash provided by operating activities; and

  •
  Retain net positive cash flows after payment of dividends for reinvestment into acquisitions and/or redevelopment and development projects.

Anticipated cash usage for the remaining fiscal year

        For the remainder of 2011, we expect to have significant capital requirements, including the following items. There can be no assurance that our capital requirements will not be materially higher or lower than these expectations.

  •
  Funding of projected acquisitions of approximately $100 million, in addition to the $293 million acquisition completed in April 2011;

  •
  Approximately $116 million in aggregate to fund our redevelopment projects;

  •
  Approximately $77 million in aggregate to fund our development projects;

  •
  Approximately $43 million in aggregate to fund projects in India and China;

  •
  Approximately $22 million in aggregate to fund our preconstruction projects;

  •
  Approximately $19 million to fund other projects, including recurring non-revenue-enhancing capital expenditures and tenant improvements;

  •
  Capital for principal payments due under our debt obligations of approximately $98 million, which includes balloon payments;

  •
  Capital for interest payments due under our debt obligations of approximately $101 million;

  •
  Funding preferred stock dividends of approximately $21 million; and

  •
  Funding common stock dividends of approximately $75 million, assuming the common stock dividend rate remains at $0.45 per share and our outstanding shares of common stock (55,513,135 as of May 2, 2011) remains constant for the remainder of 2011.

        We continue to actively pursue selective acquisition opportunities and may acquire additional properties during 2011. The dollar value of acquisitions for the year ending December 31, 2011 will be based on numerous factors, including general economic conditions, tenant demand, leasing results, availability of debt or equity capital, and acquisition opportunities. Additionally, we are in discussions with prospective tenants for future redevelopment and development projects, and accordingly may announce additional projects in the future. See "Summary — Recent Developments" for additional discussion on our estimated capital expenditures for the remainder of 2011 for redevelopment, development, and preconstruction activities, and other projects. We also anticipate refinancing some or all of our remaining 3.70% Unsecured Convertible Notes and a portion of our $750 million unsecured term loan with proceeds from new debt financings.

Solid and Flexible Balance Sheet with Adequate Liquidity

        Our goal is to maintain a solid and flexible balance sheet with adequate liquidity. As of March 31, 2011:

  •
  we had approximately $108.7 million of cash on hand, composed of approximately $78.2 million of unrestricted cash and cash equivalents and approximately $30.5 million of restricted cash;

  •
  we had approximately $821 million available under our $2.25 billion Unsecured Credit Facility, consisting of an unsecured line of credit and unsecured term loan. Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise and our unsecured term loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year; and

  •
  our unencumbered net operating income as a percentage of total net operating income was 65%.

PROPERTIES

General

        As of March 31, 2011, we had 168 properties aggregating 13.7 million rentable square feet composed of approximately 12.4 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 479,751 rentable square feet undergoing active development. The exteriors of our properties typically resemble traditional office properties, but the interior infrastructures are designed to accommodate the needs of life science industry tenants. These improvements typically are generic to life science industry tenants rather than being specific to a particular tenant. As a result, we believe that the improvements have long term value and utility and are usable by a wide range of life science industry tenants. Generic infrastructure improvements to our life science properties typically include:

  •
  reinforced concrete floors;

  •
  upgraded roof loading capacity;

  •
  increased floor to ceiling heights;

  •
  heavy-duty heating, ventilation, and air conditioning ("HVAC") systems;

  •
  enhanced environmental control technology;

  •
  significantly upgraded electrical, gas, and plumbing infrastructure; and

  •
  laboratory benches.

        As of March 31, 2011, we held a fee simple interest in each of our properties, except for 21 properties that accounted for approximately 18% of the total rentable square footage of our properties. Of the 21 properties, we held four properties in the San Francisco market, 13 properties in the Greater Boston market, one property in the New York City submarket, one property in the Southeast market, and two properties in the Suburban Washington, D.C. market pursuant to ground leasehold interests.

        As of March 31, 2011, we had 456 leases with a total of 372 tenants, and 71 of our 168 properties were single-tenant properties. Leases in our multi-tenant buildings typically have terms of three to seven years, while the single-tenant building leases typically have initial terms of ten to 20 years. As of March 31, 2011:

  •
  approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, common area, and other operating expenses (including increases thereto) in addition to base rent;

  •
  approximately 91% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed (generally ranging from 3% to 3.5%) or indexed based on a consumer price index or other index; and

  •
  approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing), which we believe would typically be borne by the landlord in traditional office leases.

        Our leases also typically give us the right to review and approve tenant alterations to the property. Generally, tenant-installed improvements to the properties are reusable generic life science laboratory improvements and remain our property after termination of the lease at our election. However, we are permitted under the terms of most of our leases to require that the tenant, at its expense, remove certain non-generic improvements and restore the premises to their original condition.

Location of Properties

        The locations of our properties are diversified among a number of life science markets. The following table sets forth the locations of our properties are diversified among a number of life science markets. The following table sets forth the rentable square footage, number of properties, annualized base rent, and occupancy of our properties in each of our existing markets as of March 31, 2011 (dollars in thousands):

	Rentable Square Feet
					Number of Properties	Annualized Base Rent(1)	Occupancy Percentage(2)
Markets	Operating	Redevelopment	Development	Total
California — San Diego	2,038,336	422,803	165,140	2,626,279	37	$64,342	92.6%
California — San Francisco	1,917,170	-	217,611	2,134,781	22	67,471	96.0
Greater Boston	3,250,589	210,660	-	3,461,249	38	119,414	92.5
NYC/New Jersey/Suburban Philadelphia	747,292	-	-	747,292	9	33,411	85.2
Southeast	713,221	30,000	97,000	840,221	13	14,757	94.3
Suburban Washington, D.C.	2,432,172	121,208	-	2,553,380	32	53,769	96.3
Washington — Seattle	997,205	-	-	997,205	12	34,820	99.1

Domestic markets	12,095,985	784,671	479,751	13,360,407	163	387,984	94.0
International	320,808	-	-	320,808	4	8,486	100.0

Subtotal	12,416,793	784,671	479,751	13,681,215	167	$396,470	94.2%

Discontinued Operations/"Held for Sale"	21,000	-	-	21,000	1

Total	12,437,793	784,671	479,751	13,702,215	168

(1)
Represents annualized base rent related to our operating rentable square feet. Annualized base rent means the annualized fixed base rental amount in effect as of March 31, 2011 (using rental revenue computed on a straight-line basis in accordance with GAAP). Annualized base rent for the San Diego market as of March 31, 2011, excludes the amortization of acquired below market lease intangibles related to Biogen Idec Inc. In addition, during the three months ended March 31, 2011, a tenant in the International market exercised its right to terminate its lease on April 7, 2011 prior to expiration of the lease. The annualized base rent used herein includes the annualized base rent related to the three leases that will commence on April 8, 2011 with tenants currently in occupancy at this property as of March 31, 2011.

(2)
Represents occupancy percentages relating to our operating properties. Occupancy in our operating properties and spaces undergoing redevelopment, as of March 31, 2011, was 88.6%.

        The following table presents trends in certain information regarding our asset base:

Selected Property Information	March 31, 2011	December 31, 2010	March 31, 2010
Number of properties	168	167	162
Rentable square feet:
Operating properties	12,437,793	12,429,224	11,144,678
Redevelopment properties	784,671	755,463	648,031
Development properties	479,751	475,818	865,000

Total	13,702,215	13,660,505	12,657,709

Occupancy of operating and redevelopment properties	89%	89%	89%
Occupancy of operating properties	94%	94%	94%
Annualized base rent per leased rentable square foot	$33.90	$33.95	$31.11

        Our average occupancy rate of operating and redevelopment properties as of December 31 of each year from 1998 to 2010, and March 31, 2011 was approximately 89.2%. Our average occupancy rate of operating properties as of December 31 of each year from 1998 to 2010, and March 31, 2011 was approximately 95.2%.

Tenants

        Our life science properties are leased principally to a diverse group of tenants, with no single tenant accounting for more than 6.7% of our annualized base rent. The chart below shows annualized base rent by tenant business type as of March 31, 2011:

        The following table sets forth information regarding leases with our 20 largest client tenants based upon annualized base rent as of March 31, 2011 (dollars in thousands):

			Remaining Lease Term in Years									Investment Grade Entities(4)
							Approximate Aggregate Rentable Square Feet	Percentage of Aggregate Total Square Feet			Percentage of Aggregate Annualized Base Rent
		Number of Leases							Annualized Base Rent(3)			Fitch Rating	Moody's Rating	S&P Rating	Education/ Research
	Tenant		(1)		(2)
1	Novartis AG	6	5.6		5.8		442,621	3.3%	$26,422		6.7%	AA	Aa2	AA-	—
2	Eli Lilly and Company	5	10.3		11.9		261,320	2.0	15,048		3.8	A+	A2	AA-	—
3	Roche Holding Ltd	5	6.5		6.8		387,813	2.9	14,834		3.7	AA-	A2	AA-	—
4	Biogen Idec Inc.	1	0.3	(5)	0.3	(5)	266,619	2.0	12,887	(6)	3.3	—	Baa3	BBB+	—
5	United States Government	8	3.7		3.9		370,059	2.8	11,343		2.9	AAA	Aaa	AAA	—
6	Bristol-Myers Squibb Company	3	7.7		7.8		250,454	1.9	10,086		2.5	A+	A2	A+	—
7	GlaxoSmithKline plc	4	7.6		7.8		199,318	1.5	10,057		2.5	A+	A1	A+	—
8	Massachusetts Institute of Technology	3	3.8		3.5		178,952	1.4	8,154		2.1	—	Aaa	AAA	✓
9	NYU-Neuroscience Translational Research Institute	2	14.6		13.6		79,788	0.6	7,224		1.8	—	Aa3	AA-	✓
10	Pfizer Inc.	3	8.2		8.0		133,622	1.0	6,511		1.6	AA-	A1	AA	—
11	Alnylam Pharmaceuticals, Inc.(7)	1	5.5		5.5		129,424	1.0	6,076		1.5	—	—	—	—
12	Theravance, Inc.(8)	2	7.2		7.7		170,244	1.3	5,913		1.5	—	—	—	—
13	Gilead Sciences, Inc.	1	9.3		9.3		109,969	0.8	5,820		1.5	—	Baa1	A-	—
14	Amylin Pharmaceuticals, Inc.	3	5.1		5.3		168,308	1.3	5,747		1.4	—	—	—	—
15	The Scripps Research Institute	2	5.7		5.6		96,500	0.7	5,193		1.3	—	Aa3	—	✓
16	Forrester Research, Inc.	1	0.5	(9)	0.5	(9)	145,551	1.1	4,987		1.3	—	—	—	—
17	Quest Diagnostics Incorporated	1	5.8		5.8		248,186	1.9	4,341		1.1	BBB+	Baa2	BBB+	—
18	Infinity Pharmaceuticals, Inc.	2	1.8		1.8		67,167	0.5	4,302		1.1	—	—	—	—
19	The Regents of the University of California	2	10.1		10.2		92,666	0.7	4,104		1.0	AA+	Aa1	AA	✓
20	UMass Memorial Health Care, Inc.	6	5.0		4.5		189,722	1.4	3,942		1.0	—	—	—	✓

	Total/Weighted Average:	61	5.9		6.4		3,988,303	30.1%	$172,991		43.6%

(1)
Represents remaining lease term in years based on percentage of leased square feet.

(2)
Represents remaining lease term in years based on percentage of annualized base rent.

(3)
Annualized base rent means the annualized fixed base rental amount in effect as of March 31, 2011 (using rental revenue computed on a straight-line basis in accordance with GAAP).

(4)
Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody's Investors Service, and Standard & Poor's.

(5)
In December 2010, we executed a 20-year lease for this space with Illumina, Inc., a premier gene sequencing company.

(6)
Annualized base rent as of March 31, 2011 excludes the amortization of acquired below market lease.

(7)
As of December 30, 2010, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(8)
As of February 14, 2011, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc.

(9)
Office building is targeted for redevelopment into laboratory space upon lease expiration.

Lease Information

        The following table summarizes information with respect to lease expirations at our properties as of March 31, 2011:

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage of Expiring Leases		Percentage of Aggregate Total Rentable Square Feet	Annualized Base Rent of Expiring Leases (per rentable square foot)(2)
2011	72	(1)	1,598,728	(1)	12.1%	$29.91
2012	81		1,394,239		10.5	31.18
2013	78		1,311,553		9.9	29.37
2014	62		1,292,667		9.8	28.86
2015	47		1,030,907		7.8	31.10
2016	30		1,196,587		9.0	31.26
2017	20		820,343		6.2	34.44
2018	13		879,238		6.6	39.16
2019	8		413,721		3.1	34.12
2020	14		654,762		4.9	44.43

(1)
Excludes seven month-to-month leases for approximately 22,000 rentable square feet. Of the 1.6 million rentable square feet expiring in 2011 as of March 31, 2011, approximately 586,000 rentable square feet was leased as of, or subsequent to, March 31, 2011, and approximately 392,000 rentable square feet was targeted for redevelopment.

(2)
Annualized base rent as of March 31, 2011, excludes the amortization of acquired below market lease intangibles related to one lease aggregating approximately 267,000 rentable square feet. In addition, during the three months ended March 31, 2011, a tenant in the International market exercised its right to terminate its lease on April 7, 2011 prior to expiration of the lease. The annualized base rent used herein includes the annualized base rent related to the three executed leases that will commence on April 8, 2011 with tenants currently in occupancy at this property as of March 31, 2011.

        Our revenues are derived primarily from rental payments and reimbursement of operating expenses under our leases. If a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely payments under its lease. Also, if tenants decide not to renew their leases or terminate early, we may not be able to re-lease the space. Even if tenants decide to renew or lease space, the terms of renewals or new leases, including the cost of any tenant improvements, concessions and lease commissions, may be less favorable to us than current lease terms. Consequently, we could lose the cash flow from the affected properties, which could negatively impact our business. We may have to divert cash flow generated by other properties to meet our mortgage payments, if any, or to pay other expenses related to owning the affected properties.

 USE OF PROCEEDS

        We expect to receive approximately $397.5 million in net proceeds from the sale of the shares of our common stock in this offering, or approximately $457.2 million if the underwriters' overallotment option is exercised in full, after payment of our expenses related to this offering and underwriting discounts and commissions. We intend initially to use the net proceeds from this offering to reduce the outstanding balance of our borrowings on our unsecured line of credit, which have recently been used to fund completed acquisitions, certain construction activities, including redevelopment and development projects, and general working capital and other corporate purposes. In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million. 409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023. 499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development. During the past three quarters, we have commenced several development projects aggregating approximately 262,000 rentable square feet, including 220,000 rentable square feet related to two 100% pre-leased development projects. Additionally, during the past three quarters, we have commenced several redevelopment projects aggregating approximately 374,000 rentable square feet.

        We may also borrow from time to time under our unsecured line of credit to fund items described under "Summary — Recent Developments," to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective redevelopment or development of existing or new life science properties. As of March 31, 2011, we had approximately $821 million available under our $1.5 billion unsecured line of credit with a weighted average interest rate of approximately 1.3%. Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise. Affiliates of each of Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Banco Bilbao Vizcaya Argentaria, S.A., Credit Suisse Securities (USA) LLC, RBS Securities Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited, and SunTrust Robinson Humphrey, Inc. are lenders under our unsecured line of credit.

 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2011:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to (i) the sale of 5,500,000 shares of our common stock in this offering at $75.50 per share, (ii) borrowings of $293 million under our unsecured line of credit after March 31, 2011 to fund the acquisition of 409 and 499 Illinois Street, and (iii) our use of the net proceeds, as described herein under the caption "Use of Proceeds." It does not include up to an additional 825,000 shares of our common stock that may be sold pursuant to the underwriters' overallotment option.

        The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2011
(Dollars in thousands, except per share amounts)	Actual	As Adjusted
Debt:
Secured notes payable(1)	$787,945	$787,945
Unsecured line of credit	679,000	574,838
Unsecured term loans(2)	1,000,000	1,000,000
Unsecured convertible notes(3)	202,521	202,521
Alexandria Real Estate Equities, Inc.'s stockholders' equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized:
5,185,500 shares of 8.375% Series C Cumulative Redeemable Preferred Stock issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	129,638	129,638
10,000,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	250,000	250,000
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 55,049,730 and 60,549,730 shares issued and outstanding on an historical and pro forma basis(4)	551	606
Excess stock, $0.01 par value per share; 200,000,000 shares authorized; 0 shares issued and outstanding on an historical and pro forma basis	—	—
Additional paid-in capital	2,568,976	2,966,416
Retained earnings	360	360
Accumulated other comprehensive loss(5)	(7,193)	(7,193)

Total capitalization	$5,611,798	$5,905,131

(1)
Includes unamortized discount of $1.0 million as of March 31, 2011.

(2)
Composed of a $750 million unsecured term loan and a $250 million unsecured term loan.

(3)
Includes unamortized discount of $3.6 million as of March 31, 2011.

(4)
The information presented does not include 2,832,990 shares of our common stock that we have reserved for issuance under our Amended and Restated 1997 Stock Award and Incentive Plan and 32,200 options to purchase shares of our common stock, all of which were exercisable, which were outstanding as of March 31, 2011.

(5)
Accumulated other comprehensive loss consists of $6,670 of unrealized gains on marketable securities, $39,068 of unrealized losses on interest rate hedge agreements, and $25,205 of unrealized foreign currency translation gains.

 FEDERAL INCOME TAX CONSIDERATIONS

IRS Revenue Procedure 2010-12

        In our prospectus dated April 3, 2009, we noted that we may declare taxable dividends payable in cash or stock at the election of each stockholder. For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provided that a distribution of our stock pursuant to such an election would be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received if, among other things, 10% or more of the distribution was payable in cash. IRS Revenue Procedure 2010-12 extends this guidance to our 2010 and 2011 taxable years. See "Federal Income Tax Considerations — Taxation of Our Company" in the accompanying prospectus.

Tax Rates

        In our prospectus dated April 3, 2009, we noted that, without future congressional action, in 2011 the maximum tax rate for noncorporate taxpayers on long-term capital gains will increase to 20% and the maximum tax rate on dividends to noncorporate taxpayers will increase to 39.6%. Signed into law December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 provides the maximum rate on such long-term capital gains now will increase to 20%, and the maximum tax rate on such dividends now will increase to 39.6%, in 2013. Thus, in "Federal Income Tax Considerations — Taxation of our Stockholders — Taxation of Taxable Domestic Stockholders," and "Federal Income Tax Considerations — Taxation of our Stockholders — Tax Rates" of our prospectus dated April 3, 2009, references to the year 2011 or the date January 1, 2011 now should be to the year 2013 or the date January 1, 2013, rather than to the year 2011 or the date January 1, 2011 as disclosed in our prospectus dated April 3, 2009.

Other Legislative Developments

        On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010. Effective for payments made after December 31, 2012 (but excluding payments pursuant to debt obligations outstanding as of March 18, 2012), such legislation will impose a 30% U.S. withholding tax on dividends, interest and certain other items of income, and on the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes. Stockholders are urged to consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of our common stock.

        Signed into law March 30, 2010, the Health Care and Education Reconciliation Act provides, among other things, with respect to taxable years beginning after December 31, 2012, certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common stock.

UNDERWRITING

        Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Goldman, Sachs & Co.	1,210,000
Barclays Capital Inc.	825,000
Citigroup Global Markets Inc.	825,000
RBC Capital Markets, LLC	825,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	181,500
Banco Bilbao Vizcaya Argentaria, S.A.	181,500
Cowen and Company, LLC	181,500
Credit Suisse Securities (USA) LLC	181,500
JMP Securities LLC	181,500
Keefe, Bruyette & Woods, Inc.	181,500
RBS Securities Inc.	181,500
Scotia Capital (USA) Inc.	181,500
SMBC Nikko Capital Markets Limited	181,500
SunTrust Robinson Humphrey, Inc.	181,500

Total	5,500,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $1.87 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$75.50	$415,250,000	$477,537,500
Underwriting discount	$3.11	$17,105,000	$19,670,750
Proceeds, before expenses, to us	$72.39	$398,145,000	$457,866,750

        The expenses of the offering, not including the underwriting discount, are estimated at $650,000 and are payable by us.

Overallotment Option

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 825,000 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed that, except pursuant to the underwriting agreement, for a 30-day period after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, or otherwise dispose of any common stock, other than (1) pursuant to employee stock option plans existing on the date of the underwriting agreement, (2) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement, or (3) in connection with acquisitions of assets or businesses in which common stock is issued as consideration.

New York Stock Exchange Listing

        The shares are listed on the New York Stock Exchange under the symbol "ARE."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet web sites maintained by Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC. Other than the prospectus in electronic format, the information on the Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC web sites are not part of this prospectus.

Conflicts of Interest

        Each of Goldman Sachs Bank USA, Barclays Bank plc, Citicorp North America, Inc., and The Royal Bank of Scotland, respective banking affiliates of representatives Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., and RBC Capital Markets, LLC, as well as banking affiliates of underwriters BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Banco Bilbao Vizcaya Argentaria, S.A., Credit Suisse Securities (USA) LLC, RBS Securities Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited, and SunTrust Robinson Humphrey, Inc., are lenders under our unsecured line of credit. The net proceeds from this offering will initially be used to reduce the outstanding balance of our borrowings on our unsecured line of credit, which have recently been used to fund completed acquisitions, certain construction activities, including redevelopment and development projects, and general working capital and other corporate purposes. See "Use of Proceeds." As of March 31, 2011, we had approximately $821 million available under our $1.5 billion unsecured line of credit. The representatives have advised us that more than 5% of the net proceeds will be used to repay indebtedness under our unsecured line of credit to banking affiliates of the underwriters.

Other Relationships

        Affiliates of each of Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Banco Bilbao Vizcaya Argentaria, S.A., Credit Suisse Securities (USA) LLC, RBS Securities Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited, and SunTrust Robinson Humphrey, Inc. are lenders under our unsecured line of credit. An affiliate of Citigroup Global Markets Inc. is the sole lender under our $250 million unsecured term loan. Affiliates of each of Banco Bilbao Vizcaya Argentaria, S.A., Credit Suisse Securities (USA) LLC, RBS Securities Inc., Scotia Capital (USA) Inc., and SunTrust Robinson Humphrey, Inc. are lenders under our $750 million unsecured term loan.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Banco Bilbao Vizcaya Argentaria, S.A., one of the underwriters, is not a broker-dealer registered with the SEC. Banco Bilbao Vizcaya Argentaria, S.A. will only make sales of our common stock in the United States, or to nationals or residents of the United States, through one or more registered broker-dealers in compliance with Rule 15a-6 of the Securities Exchange Act of 1934, as amended.

        SMBC Nikko Capital Markets Limited is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States and, to the extent that the offering is within the United States, as facilitated by an affiliated U.S. registered broker-dealer, SMBC Nikko Securities America, Inc. ("SMBC Nikko-SI"), as permitted under applicable law. To that end, SMBC Nikko Capital Markets Limited and SMBC Nikko-SI have entered into an agreement pursuant to which SMBC Nikko-SI provides certain advisory and/or other services with respect to this offering. In return for the provision of such services by SMBC Nikko-SI, SMBC Nikko Capital Markets Limited will pay to SMBC Nikko-SI a mutually agreed-fee.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by the issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (A)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (B)
  in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

        This document as well as any other material relating to the securities which are the subject of the offering contemplated by this prospectus (the "Shares") does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time. This document as well as any other material relating to the Shares is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

        This offering memorandum relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This offering memorandum is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering memorandum nor taken steps to verify the information set forth herein and has no responsibility for the offering memorandum. The securities to which this offering memorandum relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering memorandum you should consult an authorized financial advisor.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Morrison & Foerster LLP and Clifford Chance US LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. and subsidiaries appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2010, and effectiveness of Alexandria Real Estate Equities, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Rights
Preferred Stock	Warrants
Debt Securities

        We may issue shares of our common stock, preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

        Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants or debt securities sold by any selling security holder.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE."

        Investing in our securities involves various risks. See the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2009.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission, or SEC. By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

ii

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also access further information about us by visiting our website at www.labspace.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 17, 2009;

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  our Current Report on Form 8-K as filed with the SEC on February 20, 2009;

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  the description of our 8.375% Series C cumulative redeemable preferred stock contained in the Registration Statement on Form 8-A filed on June 28, 2004, including any amendments or reports filed for the purpose of updating such description;

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  the description of our preferred stock purchase rights contained in the registration statement on Form 8-A, as filed with the SEC on February 10, 2000, including any amendments or reports filed for the purpose of updating such description;

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  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

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  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Corporate Secretary
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

 ALEXANDRIA REAL ESTATE EQUITIES, INC.

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We are the largest owner and pre-eminent first-in-class REIT focused principally on science-driven cluster formation. We are the leading provider of high-quality environmentally sustainable real estate, technical infrastructure and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biopharmaceutical, medical device, product, service, and translational entities, as well as government agencies. Our operating platform is based on the principle of "clustering," with assets and operations located in key life science markets.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

 SECURITIES THAT MAY BE OFFERED

        We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, "at-the-market" or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:

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  common stock;

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  preferred stock;

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  rights;

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  warrants; and/or

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  debt securities.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured line of credit or other borrowings or for general corporate purposes. If initially used to pay down our unsecured line of credit, we may then borrow from time to time under our unsecured line of credit to provide funds for general working capital and other corporate purposes, including the redevelopment or development of existing or new life science properties and repayment of debt.

        We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.

DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

General

  Our charter provides that we may issue up to

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  100,000,000 shares of common stock, $.01 par value per share, or common stock;

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  100,000,000 shares of preferred stock, $.01 par value per share, or preferred stock; and

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  200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

        Of our preferred stock,

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  1,610,000 shares are classified as 9.50% Series A cumulative redeemable preferred stock, or Series A preferred stock;

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  2,300,000 shares are classified as 9.10% Series B cumulative redeemable preferred stock, or Series B preferred stock;

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  5,750,000 shares are classified as 8.375% Series C cumulative redeemable preferred stock, or Series C preferred stock;

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  10,000,000 shares are classified as 7.00% Series D cumulative convertible preferred stock, or Series D preferred stock; and

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  500,000 shares are classified as Series A junior participating preferred stock, or Series A junior preferred stock.

        As of March 31, 2009 the following securities were issued and outstanding:

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  39,371,372 shares of our common stock;

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  no shares of our Series A preferred stock or Series A junior preferred stock;

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  no shares of our Series B preferred stock;

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  5,185,500 shares of our Series C preferred stock; and

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  10,000,000 shares of our Series D preferred stock.

        All 1,543,500 previously issued and outstanding shares of our Series A preferred stock were redeemed as of July 7, 2004, and all 2,300,000 previously issued and outstanding shares of our Series B preferred stock were redeemed as of March 20, 2007.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restriction on transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the Board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series, as authorized by our board of directors. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

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  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

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  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

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  the number of shares of our common stock into which the shares of our preferred stock are convertible;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or entities (as set forth in the Internal Revenue Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

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  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code; and

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  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on transferability and ownership is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above transfer or ownership limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

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  benefit economically from ownership of any shares of excess stock held in the trust;

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  have any rights to distributions thereon; or

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  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

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  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

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  the price paid by the prohibited owner for the shares;

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  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. , a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

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  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Internal Revenue Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

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  the number of rights issued or to be issued to each stockholder;

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  the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

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  the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of the warrants;

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  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

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  the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

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  the price at which each share of our preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures applicable to the warrants, if any;

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  a description of federal income tax consequences; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer will be issued under indentures between us and a trustee. The following is a summary of the material provisions of the form of indenture included as an exhibit to the registration statement of which this prospectus is part for additional information. Unless the context requires otherwise, this prospectus refers to that indenture as the "indenture."

        The following summary of some of the material provisions of the indenture and of our debt securities is not complete and is subject to the detailed provisions of the applicable indenture to be entered into between us and the applicable trustee. For a full description of these provisions, including the definition of some terms used in this prospectus, and for other information regarding the debt securities, see the applicable indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement or other offering material.

        The following summarizes what we expect to be certain general terms and provisions of the debt securities. Each time we offer debt securities, the prospectus supplement or other offering material relating to that offering will describe the terms of the debt securities we are offering.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with other unsecured and unsubordinated obligations outstanding from time to time, unless stated otherwise in the applicable supplemental indenture.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

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  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

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  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

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  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

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  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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  any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

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  any provisions regarding the status and ranking of the debt securities; and

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  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving our bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:

  •
  in the payment of principal, premium or interest and

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  in the case we consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our obligations on the debt securities under a supplemental indenture;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement or other offering material relating to that particular series of debt securities, that, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  •
  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

  •
  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.

DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC's procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC's applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. Unless otherwise specified in our prospectus supplement, if securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time by giving reasonable notice to us or our agent, if any. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws.

Board of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment to Our Bylaws

        The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

Extraordinary Actions

        As permitted by the Maryland General Corporation Law, our charter provides that our dissolution must be advised by our board of directors approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. See "Description of Stock—Common Stock."

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

Stockholder Rights Plan

        We have adopted a stockholder rights plan which provides that one right to purchase one one-hundredth of a share of Series A junior preferred stock, is attached to each outstanding share of our common stock. The rights have specified anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair for all stockholders with our board of directors. The rights are intended to cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board of directors, but the rights will not interfere with any merger or other business combination that is approved by our board of directors.

        The rights are not presently exercisable. The rights, other than those held by the acquiring person, will separate from the common stock and become exercisable upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock, or (ii) ten business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group acquiring beneficial ownership of 15% or more of our common stock.

        Each right entitles the holder to purchase one-hundredth of a share of Series A junior preferred stock for an exercise price that is currently $120 per share. Once the rights become exercisable, any rights held by the acquiring party, and specified related persons, will be void, and all other holders of rights will receive upon exercise of their rights that number of shares of common stock having a market value of two times the exercise price of the right. The rights, which expire on February 10, 2010, may be redeemed at any time prior to the time a party becomes an acquiring person, for $0.01 per right. Until a right is exercised, the holder of that right will have no rights as a stockholder of ours, including, without limitation, the right to vote or receive dividends.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

  •
  vest in the board the exclusive power to fix the number of directorships and

  •
  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

  •
  a two-thirds vote for the removal of any director from the board and

  •
  the filling of vacancies on the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Bylaws and Our Rights Plan

        The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law, the advance notice provisions of our bylaws and our stockholder rights plan may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material United States federal income tax considerations relevant to our qualification as a "real estate investment trust" ("REIT") and the ownership and disposition of shares of our common stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, United States expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our common stock, the United States federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the United States federal income tax considerations of an investment in our shares.

THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized as and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT, we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders. We may, however, be subject to tax at normal corporate rates upon any undistributed taxable income or capital gain. To the extent we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of such undistributed gain in income but receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase his tax basis in his shares by the amount of income included less his credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders; through December 31, 2008 we have never made such a designation.

        Notwithstanding our qualification as a REIT, we may also be subject to taxation in other circumstances:

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  If we should fail to satisfy either the 75% or the 95% gross income tests discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income tests (ii) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

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  If we fail to satisfy one or more REIT requirements other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

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  We will be subject to a tax of 100% on net income (including certain foreign currency gain recognized after July 30, 2008) from any "prohibited transaction," as described below.

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  We will be subject to tax at the highest corporate rate on net income (including certain foreign currency gain recognized after July 30, 2008) from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

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  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate rate to the extent of any built-in gain. Built-in gain means the excess of (1) the fair market value of the asset over (2) the adjusted basis in such asset on the date of acquisition.

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  We will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned to "taxable REIT subsidiaries" in order to more clearly reflect income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

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  We may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to assure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income tests discussed below), cash items, government securities, and qualified temporary investments.

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  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt", loans to individuals or estates and obligations to pay rents from real property.

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  No more than 25% (20% with respect to our taxable years before January 1, 2009) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        For purposes of the 10% value test described above:

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  our interest as a partner in a partnership is not considered a security;

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold and expect to hold in the future securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT assets tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the assets tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest United States federal income tax rate then applicable to United States corporations.

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be: "rents from real property;" interest on obligations secured by mortgages on, or interests in, real property; gains from the disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property"); distributions on shares in other REITs, as well as gain from the sale of such shares; abatements and refunds of real property taxes; income from the operation, and gain from the sale, of "foreclosure property;" commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and certain qualified temporary investment income.

        Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will only qualify as "rents from real property" under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose will be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain recognized after July 30, 2008 with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income tests, respectively.

        Income from a hedging transaction made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test and, for such transactions entered into after July 30, 2008, the 95% and 75% gross income tests. Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) will not constitute gross income for purposes of the 95% and 75% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years (four years for dispositions occurring before July 30, 2008) and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions will generally be available if:

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  following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

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  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds, distribute property in-kind or distribute taxable stock dividends to satisfy the distribution requirements.

        In addition, from time to time, we may determine independently to declare taxable dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provides a distribution of our stock pursuant to such an election will be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received instead if, among other things, 10% or more of the distribution is payable in cash. Any such dividend would be distributed in a manner intended to count toward satisfaction of our annual distribution requirements.

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships

        A few of our investments are held through partnerships or entities treated like partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in our computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

        Our interest in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of the entity as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership were treated as such an association, the partnership would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which may preclude us from satisfying the REIT asset and gross income tests. See "—Failure to Qualify" below, for a discussion of the effect of our failure to meet such tests. In addition, any change in the status of any partnership indirectly owned by us might be treated as a taxable event, in which case we may incur a tax liability without any related cash distributions.

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of us and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deduction or excess interest paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment to more clearly reflect income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum taxes, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (iv) any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, prior to January 1, 2011, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses are generally available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "—Tax Rates" below for a discussion of applicable capital gains rates. Stockholders should consult their tax advisors with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in United States real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to United States withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a United States trade or business conducted by such stockholder. Dividends effectively connected to a United States trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files a IRS Form W-8BEN with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-United States stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated like income effectively connected to a United States trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 5% of such class at any time during the year within which the distribution is received.

We are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign stockholder owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 5% of the class of stock sold.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's trade or business or were made to a nonresident alien individual present in the United States for more than 182 days during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a United States person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2011 and thereafter.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity should also not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual are generally subject to federal income tax at a maximum rate of 15%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) are generally subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 15% maximum tax rate on qualified dividends. As a result, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

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  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2011, and the maximum rate on ordinary dividends, whether or not qualified under present law, will increase to 39.6% in 2011.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

LEGAL MATTERS

        Certain legal matters with respect to federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. and Subsidiaries appearing in its Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Alexandria Real Estate Equities, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Alexandria Real Estate Equities, Inc. and Subsidiaries' management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify some of the forward-looking statements by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K as incorporated herein by reference. See "Where You Can Find More Information." We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

5,500,000 Shares

Alexandria Real Estate Equities, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.
Barclays Capital
Citi
RBC Capital Markets
BB&T Capital Markets
BBVA
Cowen and Company
Credit Suisse
JMP Securities
Keefe, Bruyette & Woods
RBS
Scotia Capital
SMBC Nikko
SunTrust Robinson Humphrey

May 6, 2011